FOR IMMEDIATE RELEASE

The Stanley Works Reports 1Q 2009 Results

•	1Q’09 Diluted EPS from Continuing Operations of $0.48, Inclusive of an $0.08 Restructuring Charge

•	Sales Unit Volumes Down 19% vs. Prior Year, However, Gross Margins Improve to a Record 39.6%

•	$100 Million Additional Cost Reduction Program Initiated – Expected to Generate $45 million of Savings in 2009; $15 Million is Expected to be Reinvested in Brand Development and Organic Growth Initiatives

•	Working Capital Turns Improved to 4.8 Despite Volume Decline

•	Security Segment Posts 12% Revenue Growth and 33% Profit Growth

New Britain, Connecticut, April 24, 2009 ... The Stanley Works (NYSE: SWK) today announced first quarter 2009 financial results. Highlights are summarized below:

•	Net sales from continuing operations were $913 million, down 15% vs. prior year as acquisition growth (+7%) and price (+3%) were offset by unfavorable organic volume associated with weakness in global economic conditions. Unit volume declined 19% and currency translation impacted revenues unfavorably by 6%.

•	The 1Q’09 gross margin rate improved 170 bps versus 1Q’08 to 39.6%. The increase was driven by pricing and acquisitions, as well as strong performance in the Security segment. SG&A expenses were 27.7% of sales, down $22 million vs. the prior year. Both gross margins and SG&A expenses benefited from the company’s proactive cost reduction programs in 2008 and Q1’09.

•	The company had negative free cash flow of $18 million for the quarter driven by lower net income and normal working capital seasonality. Working capital turns improved slightly to 4.8 from 4.7 despite significant unit volume declines as the Stanley Fulfillment System continued to favorably impact results.

•	As previously communicated, a contingency cost reduction plan was developed during the quarter to protect earnings and cash flow in the event estimated full year 2009 volume declines were greater than 10-12%. Management elected to implement this plan as the quarter progressed and it became apparent that full year unit volume declines were more likely to be between 13-15%. The plan is expected to generate annual savings of $100 million, $45 million of which will be realized in 2009. Restructuring and related charges for this program are expected to total approximately $35 million. In addition, the company expects to reinvest approximately $15 million of the 2009 savings to fund investments in brand development and Security organic growth initiatives.

•	The company also announced that Stanley Fastening Systems (Bostitch) will be consolidated with the Stanley Consumer Tools & Storage business under the leadership of Jeff Ansell. Both businesses have significant channel and customer overlap and this combination will allow Stanley to more fully and effectively leverage operations and resources across both businesses.

John F. Lundgren, Chairman and Chief Executive Officer, commented, “We took a number of strategic actions during the first quarter to reduce costs, strengthen our brands and invest for future growth. We believe that strong companies should find ways to grow market share and strengthen key franchises throughout the business cycle. Today’s economic conditions afford us a unique opportunity to accelerate progress in these areas.”

Segment Results:

	1Q’09			Versus 1Q’08

($ millions)			Segment			Segment
		Segment	Profit		Segment	Profit
	Sales	Profit	Rate	Sales	Profit	Rate

Security	$374	$71	18.9%	+12%	+33%	+290 bp
Industrial	$236	$25	10.4%	-29%	-50%	-420 bp
CDIY	$303	$29	9.5%	-25%	-39%	-210 bp

•	Security continued to post strong profits due to the stability of the business as well as the benefits from acquisitions and well executed integrations. Organic revenues for the segment declined 4%. For the Convergent (Electronic) Security Solutions (CSS) business, organic revenues were down mid-single digits as increased recurring monthly revenue (RMR) and price partially offset lower installation revenues. Mechanical Access Solutions (MAS) organic revenues decreased in-line with the overall segment decline due to lower volume partially offset by an increase in price.

•	Industrial revenues fell 29% versus prior year due to increased weakness in Europe and the Americas where unit volume fell 29% and 25%, respectively. The impact of foreign exchange pushed European revenues down a total of 38% versus prior year. The Industrial and Automotive Tools businesses experienced significant customer inventory corrections that accounted for approximately 1/3 of the unit volume declines experienced in Europe and the U.S. Segment profit rate decreased significantly due to sales volume declines combined with the timing of European cost savings which require a longer time to realize.

•	Revenues for the CDIY segment dropped 25% versus prior year as volume in both the Americas and Europe was down approximately 23%. Foreign exchange had a 7% negative impact on the business, which was partially offset by a 4% increase in price versus 1Q’08. As with the Industrial segment, the softness in Europe had a notable negative impact as organic revenues from the region fell 23%. The positive impacts of price and productivity on the segment profit rate were more than offset by sales volume declines combined with the longer time frame for the implementation of the cost reduction actions in Europe.

James M. Loree, Executive Vice President and Chief Operating Officer stated, “We anticipated that 2009 was going to start on a difficult note, but we experienced even greater volume pressure in both our Industrial and CDIY businesses. Our Security businesses held up well in weak economic conditions and our large recurring revenue base, strong market positions and the benefits from recent acquisitions allowed Security to post double-digit top line growth and to achieve robust operating profit margins.”

The Company now believes there is sufficient visibility into various end markets and other factors to provide 2009 earnings and free cash flow guidance. Anticipating that current sales volume weakness will continue through the remainder of the year with smaller volume declines in the back half as comparisons become easier, management expects full year 2009 EPS to be in the range of $2.00 — $2.50 and free cash flow of greater than $300 million based on the following assumptions:

•	Unit volume shipments in 2009 will be down 13% -15% versus 2008, resulting in a volume-related EPS decrease of $2.40 — $2.90. The steep volume declines experienced in 1Q are expected to continue at or near the same levels into 2Q and then begin to ease in the second half.

•	With the dollar at present exchange levels, assumed in the guidance is a $0.50 negative impact to EPS and a 4% decline in revenue versus prior year due to currency, most of which will be realized by mid-year.

•	At present commodity cost levels, the company anticipates minimal, if any, inflation for 2009. Due to the lagging nature of price increases, the company will experience some favorable price carryover in the first half of 2009, however the net impact of price recovery versus inflation for the year is expected to be only modestly positive.

•	The per share benefit from the cost reduction program announced in 2008 is expected to be $1.75 in 2009. The per share benefit from the cost reduction program announced today, net of new growth and brand investments, is expected to total $0.28 in 2009. Total restructuring and related charges for 2009 are expected to be $45 million. This includes $10 million of restructuring from the program initiated in December 2008 and $35 million from the program announced today. The majority of the remaining charges will be recorded in 2Q and 3Q. All of these amounts have been factored into the 2009 guidance. For 2010, the per share benefit of both programs is expected to be $0.75 ($0.24 from 4Q’08 and $0.51 from 1Q’09), which will be partially offset by a number of factors, such as increased share count and cost pressures.

•	EPS accretion from acquisitions completed in 2008, and included in the guidance, is expected to total approximately $0.10 per share in 2009.

Donald Allan Jr., Vice President and Chief Financial Officer, commented, “Negative volume trends and the headwinds of unfavorable currency movements will impact our earnings potential this year, however, we have aligned the company’s cost structure with the current economic environment and have positioned Stanley for growth as conditions improve. A major priority is to continue to build on the momentum we have created with the Stanley Fulfillment System to drive further improvements in working capital and to generate solid free cash flow.”

The company will host a conference call with investors at 10:00am EST, Friday, April 24th, 2009 to discuss quarterly results. The slides that will accompany the conference call are available at this time on www.stanleyworks.com. The call will be accessible by telephone at (877) 242-3653 and from outside the U.S. at (763) 416-6917 with the conference identification number 93231069; also, via the Internet at www.stanleyworks.com by selecting “Events and Webcasts” from the “Investors” section of the web site. To listen, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. A replay will also be available two hours after the call and can be accessed at (800) 642-1687 or (706) 645-9291 by entering the conference identification number 93231069.

The Stanley Works, an S&P 500 company, is a diversified worldwide supplier of tools and engineered solutions for professional, industrial, construction and do-it-yourself use, and security solutions for commercial applications. More information about The Stanley Works can be found at http://www.stanleyworks.com.

Contact:	Corbin Walburger, Vice President of Business Development (860) 827-3937 cwalburger@stanleyworks.com Kate White, Director of Investor Relations (860) 827-3833 kwhite@stanleyworks.com

The Stanley Works corporate press releases are available on the company’s Internet web site at
http://www.stanleyworks.com.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release, including but not limited to those regarding the Company’s ability to: (i) generate full year 2009 EPS in the range of $2.00 – 2.50 per fully diluted share; (ii) generate free cash flow of greater than $300 million; (iii) reinvest approximately $15 million in brand development and organic growth initiatives and (iv) realize a per share benefit from the cost reduction program announced in this press release of $0.51 in 2010 (the “Results”); are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent upon: (i) the Company’s ability to implement the cost savings measures discussed in its December 11, 2008 press release and those announced in this press release within anticipated time frames and to limit associated costs; (ii) the Company’s ability to limit restructuring charges in 2009 to $45 million; (iii) the Company’s ability to limit unit volume declines to 13-15% relative to 2008 sales while maintaining or improving the existing product mix and geographic distribution; (iv) the Company’s ability to successfully integrate recent acquisitions (including Sonitrol, Xmark, Scan Modul and GdP), as well as any future acquisitions, while limiting associated costs; (v) the success of the Company’s efforts to expand its tools and security businesses; (vi) the success of the Company’s efforts to build a growth platform and market leadership in Convergent Securities Solutions; (vii) the Company’s success in developing and introducing new products, growing sales in existing markets and identifying and developing new markets for its products; (viii) the continued acceptance of technologies used in the Company’s products, including Convergent Security Solutions products; (ix) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools distributor relationships; (x) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xi) the proceeds realized with respect to any business or product line disposals; (xii) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xiii)  the success of the Company’s efforts to manage freight costs, steel and other commodity costs; (xiv) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases; (xv) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvi) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xvii) the Company’s ability to obtain favorable settlement of routine tax audits; (xviii) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xix) the continued ability of the Company to access credit markets under satisfactory terms; and (xx) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, services, materials and products.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any cost increases generated by, for example, increases in the cost of energy or significant Chinese Renminbi or other currency appreciation; and (vi) the geographic distribution of the Company’s earnings.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation in 2009; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling continue to deteriorate; the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates, including, but not limited to, the extent and duration of the current recession in the US economy.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.